Exhibit 99.1

Dex One Corporation Reports Second Quarter 2010 Results

  Adjusted EBITDA of $212 Million
  Adjusted Free Cash Flow of $140 Million
  Repaid $150 million of debt
  Updating 2010 Guidance

CARY, N.C.--(BUSINESS WIRE)--August 5, 2010--Dex One Corporation (NYSE: DEXO), a leading provider of marketing solutions for local businesses, today announced its second quarter results and updated full year 2010 guidance as follows:

FULL YEAR 2010 GUIDANCE
Combined Adjusted Figures / Statistical Measures
Metric	Current	Prior(1)
Advertising sales decline YoY	14.5% to 15.5%	12% to 15%
Net revenue(2,3)	$1.8 Bn	$1.8 Bn
EBITDA(2,3)	$775mm to $800mm	$750mm
Free Cash Flow(2,3)	$500mm to $525mm	$450mm

1) Guidance most recently provided on May 6, 2010.

2) These are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures in the schedules and related footnotes at the end of this press release.

3) The midpoint for the current outlook for net revenue, operating loss and cash flow from operations is $0.8 billion, $140 million and $450 million, respectively.

“During the second quarter, slowly stabilizing local business conditions led to improved renewal and new business trends and lower bad debt,” said Steven M. Blondy, Executive Vice President and CFO of Dex One Corporation. “Although our strict credit policies may have negatively impacted ad sales results, particularly as economic conditions deteriorated last year, the benefits of our strong receivables portfolio are clearly evident in recent write-off trends.”

Blondy continued, “Ad sales trends in the second quarter were better than the first quarter, as selling conditions slowly recovered. We now expect full year 2010 ad sales to decline near or slightly below the bottom end of our previous guidance range. However, we are increasing guidance for both 2010 EBITDA and cash flow, largely due to improved bad debt and continued cost discipline. We also remain focused on expanding our interactive offerings and paying down debt.”

SECOND QUARTER RESULTS SUMMARY
Metric	Amount (in millions)
Advertising sales	$449
Advertising sales decline YoY	13%
Adjusted net revenue(1,2)	$452
Adjusted EBTIDA(1,2)	$212
Adjusted free cash flow(1,2)	$140

1) These are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures in the schedules and related footnotes at the end of this press release.

2) GAAP net revenue, net loss and cash flow from operations in the quarter were $161 million, $770 million and $135 million, respectively.

During the full quarter, Dex One repaid $150 million of debt. As of June 30, 2010, adjusted net debt was $2,960 million and the Company’s cash balance was $122 million.

During the second quarter, Dex One Corporation recorded a goodwill impairment charge of approximately $750 million, primarily triggered by the decline in the market value of the Company’s debt and equity securities.

The adoption of fresh start accounting also had a significant impact on the Company’s reported results commencing on February 1, 2010. These reported results are not indicative of our underlying operating and financial performance and are not comparable to any prior period presentation. As of June 30, 2010, adjusted net debt added back $106 million of fresh start accounting fair value discount. More information can be found in the accompanying schedules and schedule footnotes.

W. Kirk Liddell, a member of the executive oversight committee and the Company's interim principal executive officer stated, “During this leadership transition, Dex One continues to advance its priorities and focus on execution. The Company continues to move forward with a variety of initiatives related to marketing solutions, client support and sales.”

Liddell continued, “We believe Dex One has great people and service strengths. It is well positioned to provide highly effective marketing solutions to local businesses in an increasingly fragmented and complex marketplace. The search committee is working diligently to find a business leader, who will enable the Company to reach its full potential. We are confident the new CEO will find a strong, capable organization that will succeed over the long term.”

Important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes to this press release, which should be thoroughly reviewed. All figures are preliminary and subject to change pending the filing of our Quarterly Report on Form 10-Q. Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

Second Quarter Conference Call

Dex One Corporation will be hosting a conference call to discuss its second quarter 2010 results today at 8:30 a.m. (ET). Individuals within the United States can access the call by dialing 800-857-0258 – others should dial 773-756-0883. The pass code for the call is “Dex One”. In order to ensure a prompt start time, please dial into the call by 8:20 a.m. (ET). In addition, a live Web cast will be available at www.DexOne.com and an archived version will be accessible for up to one year. A replay of the conference call can also be accessed from within the United States by dialing 866-497-7585 and internationally by dialing 203-369-1784. There is no pass code for the replay, which will be available through August 19, 2010.

About Dex One Corporation

Dex One Corporation (NYSE: DEXO) is a leading marketing solutions company that helps local businesses reach, win and keep ready-to-buy customers. The Company’s highly-skilled, locally based marketing consultants offer a wide range of marketing products and services that help businesses get found more than 1.5 billion times each year by actively shopping consumers. Dex One offers local businesses personalized marketing consulting services and exposure across a broad network of local marketing products – including its “official” print, online and mobile yellow pages and search solutions (www.dexknows.com and www.business.com), as well as major search engines. For more information visit www.DexOne.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Dex One Corporation’s future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to Dex One Corporation or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only Dex One Corporation’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One Corporation. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One Corporation’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One Corporation’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect Dex One Corporation’s business or financial results. Such risks and other factors, which in some instances are beyond Dex One Corporation’s control, include: our ability to hire a new CEO, changes in directory advertising spend and consumer usage; competition and other economic conditions; our ability to generate sufficient cash to service our debt; our ability to comply with the financial covenants contained in our debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; increasing LIBOR rates; regulatory and judicial rulings; changes in the Company’s and the Company’s subsidiaries credit ratings; changes in accounting standards; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; the continued enforceability of the commercial agreements with Qwest, CenturyLink and AT&T; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. Dex One Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s 2010 Quarterly Report on Form 10-Q for the period ended June 30, 2010 to be filed with the SEC may contain updates to the information included in this release.

(See attached schedules and related footnotes)

DEX ONE CORPORATION	Schedule 1
INDEX OF SCHEDULES

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three and five months ended June 30, 2010 (Successor Company), the one month ended January 31, 2010 and the three and six months ended June 30, 2009 (Predecessor Company)

Schedule 3:	Unaudited Adjusted Statement of Operations for the three months ended June 30, 2010 (Successor Company) and Unaudited Condensed Consolidated Statement of Operations for the three months ended June 30, 2009 (Predecessor Company)

Schedule 4:	Unaudited Combined Adjusted Statement of Operations for the six months ended June 30, 2010 (Successor Company) and Unaudited Condensed Consolidated Statement of Operations for the six months ended June 30, 2009 (Predecessor Company)

Schedule 5:	Unaudited Condensed Consolidated Balance Sheets at June 30, 2010 (Successor Company) and December 31, 2009 (Predecessor Company)

Schedule 6:	Unaudited Condensed Consolidated Statements of Cash Flows for the three and five months ended June 30, 2010 (Successor Company), the one month ended January 31, 2010 and the three and six months ended June 30, 2009 (Predecessor Company)

Schedule 7:	Reconciliation of Non-GAAP Measures

Schedule 8:	Statistical Measure - Advertising Sales

Schedule 9:	Notes to Unaudited Condensed Consolidated Financial Statements
and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS					Schedule 2

Amounts in millions, except earnings (loss) per share

	Successor Company		Predecessor Company
	Three Months Ended	Five Months Ended	One Month Ended	Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2010	January 31, 2010	June 30, 2009	June 30, 2009
Net revenue (1)	$ 160.9	$ 214.0	$ 160.4	$ 565.6	$ 1,167.6
Expenses	185.1	294.2	76.1	279.4	574.9
Depreciation and amortization	59.6	99.0	20.2	142.3	285.2
Impairment charges (2)	769.7	769.7	-	-	-
Operating income (loss)	(853.5)	(948.9)	64.1	143.9	307.5
Interest expense, net	(73.4)	(122.4)	(19.7)	(161.5)	(360.3)
Income (loss) before reorganization items, net and income taxes	(926.9)	(1,071.3)	44.4	(17.6)	(52.8)
Reorganization items, net (3)	-	-	7,793.1	(70.8)	(70.8)
Income (loss) before income taxes	(926.9)	(1,071.3)	7,837.5	(88.4)	(123.6)
Tax (provision) benefit	157.0	558.6	(917.5)	12.9	(353.1)
Net income (loss)	$ (769.9)	$ (512.7)	$ 6,920.0	$ (75.5)	$ (476.7)

Earnings (loss) per share (EPS):
Basic	$ (15.39)	$ (10.25)	$ 100.3	$ (1.10)	$ (6.92)
Diluted	$ (15.39)	$ (10.25)	$ 100.2	$ (1.10)	$ (6.92)
Shares used in computing EPS:
Basic	50.0	50.0	69.0	68.9	68.9
Diluted	50.0	50.0	69.1	68.9	68.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED ADJUSTED STATEMENT OF OPERATIONS AND
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS	Schedule 3

Fresh Start and Other Adjustments

The Company adopted fresh start accounting and reporting effective February 1, 2010, the Fresh Start Reporting Date. The financial statements as of the Fresh Start Reporting Date will report the results of Dex One with no beginning retained earnings or accumulated deficit. Any presentation of Dex One represents the financial position and results of operations of a new reporting entity and is not comparable to prior periods presented by the Predecessor Company. The financial statements for periods ended prior to the Fresh Start Reporting Date do not include the effect of any changes in our capital structure or changes in the fair value of assets and liabilities as a result of fresh start accounting. As a result of the deferral and amortization method of revenue recognition, recognized advertising revenues reflect the amortization of advertising sales consummated in prior periods as well as in the current period. The adoption of fresh start accounting has a significant impact on the financial position and results of operations of the Company subsequent to the Fresh Start Reporting Date. Fresh start accounting precludes us from recognizing deferred revenue of $290.9 million and $546.0 million and certain deferred expenses of $62.3 million and $119.2 million during the three and five months ended June 30, 2010 associated with directories that published prior to the Fresh Start Reporting Date. Thus, our reported results for the three and five months ended June 30, 2010 are not indicative of our underlying operating and financial performance and are not comparable to any prior period presentation. Accordingly, management has provided a non-GAAP presentation of “Adjusted" and "Adjusted" results for the three and six months ended June 30, 2010, respectively, on Schedules 3 and 4. Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business. Adjusted results adjusts GAAP results of the Company for the three months ended June 30, 2010 to (i) eliminate the fresh start accounting impact on revenue and certain related expenses noted above and (ii) exclude cost-uplift recorded under fresh start accounting of $3.3 million and $5.1 million for the three and five months ended June 30, 2010. Combined Adjusted results (1) combines GAAP results of the Company for the five months ended June 30, 2010 and GAAP results of the Predecessor Company for the one month ended January 31, 2010 and (2) adjusts these combined amounts to (i) eliminate the fresh start accounting impact on revenue and certain related expenses noted above and (ii) exclude cost-uplift recorded under fresh start accounting.

Deferred directory costs, such as print, paper, distribution and commissions, relate to directories that have not yet been published and have been recorded at fair value, determined as (a) the estimated billable value of the published directory less (b) the expected costs to complete the directory, plus (c) a normal profit margin. This incremental fresh start accounting adjustment to step up the recorded value of the deferred directory costs to fair value is hereby referred to as “cost-uplift.”

Cost-uplift will be amortized over the terms of the applicable directories, not to exceed twelve months. Management believes that the non-GAAP presentation of Adjusted and Combined Adjusted results will help financial statement users better understand the material impact fresh start accounting has on the Company’s results of operations for the three and five months ended June 30, 2010 and also offers a non-GAAP normalized comparison to GAAP results of the Predecessor Company for the three and six months ended June 30, 2009. The non-GAAP Adjusted and Combined Adjusted results are reconciled to the most comparable GAAP measures. While the non-GAAP Adjusted and Combined Adjusted results exclude the effects of fresh start accounting and certain other items, such as goodwill and intangible asset impairment charges, it must be noted that the non-GAAP Adjusted and Combined Adjusted results are not strictly comparable to the Predecessor Company’s GAAP results for the three and six months ended June 30, 2009 and should not be treated as such. We strongly encourage investors and stockholders to review our financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Amounts in millions

	Successor Company	Fresh Start and Other Adjustments	Adjusted	Predecessor Company
	Three Months Ended June 30, 2010		Three Months Ended June 30, 2010	Three Months Ended June 30, 2009

Net revenue (1)	$160.9	$290.9	$451.8	$565.6
Expenses	185.1	59.0	244.1	279.4
Depreciation and amortization	59.6	-	59.6	142.3
Impairment charges (2)	769.7	(769.7)	-	-
Operating income (loss)	$(853.5)	$1,001.6	$148.1	$143.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED COMBINED ADJUSTED STATEMENT OF OPERATIONS AND
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS					Schedule 4

Amounts in millions

	Successor Company	Predecessor Company	Fresh Start and Other Adjustments	Combined Adjusted	Predecessor Company
	Five Months Ended June 30, 2010	One Month Ended January 31, 2010		Six Months Ended	Six Months Ended
				June 30, 2010	June 30, 2009
Net revenue (1)	$214.0	$160.4	$546.0	$920.4	$1,167.6
Expenses	294.2	76.1	114.1	484.4	574.9
Depreciation and amortization	99.0	20.2	-	119.2	285.2
Impairment charges (2)	769.7	-	(769.7)	-	-
Operating income (loss)	$(948.9)	$64.1	$1,201.6	$316.8	$307.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION		Schedule 5
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions
	Successor Company	Predecessor Company
	June 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$121.8	$665.9
Accounts receivable, net	756.5	825.8
Deferred directory costs	133.1	138.1
Other current assets	61.4	90.9
Total current assets	1,072.8	1,720.7

Fixed assets and computer software, net	197.5	157.3
Intangible assets, net (2)	2,463.4	2,158.2
Goodwill, net (2)	1,344.8	-
Deferred income taxes, net	-	399.9
Other non-current assets	4.4	62.7
Total Assets	$5,082.9	$4,498.8

Liabilities and Shareholders' Equity (Deficit)
Accounts payable and accrued liabilities	$119.2	$168.5
Short term deferred income taxes, net	47.4	108.2
Accrued interest	33.3	4.6
Deferred directory revenue	564.0	848.8
Current portion of long-term debt	165.5	993.5
Total current liabilities not subject to compromise	929.4	2,123.6

Long-term debt (3)	2,809.5	2,561.2
Deferred income taxes, net	294.8	-
Other non-current liabilities	109.2	380.2
Total liabilities not subject to compromise	4,142.9	5,065.0

Liabilities subject to compromise (3)	-	6,352.8

Shareholders’ equity (deficit)	940.0	(6,919.0)

Total Liabilities and Shareholders' Equity (Deficit)	$5,082.9	$4,498.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS					Schedule 6

Amounts in millions
	Successor Company		Predecessor Company
	Three Months Ended	Five Months Ended	One Month Ended	Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2010	January 31, 2010	June 30, 2009	June 30, 2009
Net cash provided by operating activities	$134.8	$240.1	$71.7	$120.5	$176.6

Investment activities:
Additions to fixed assets and computer software	(8.8)	(15.2)	(1.8)	(5.9)	(9.9)
Net cash used in investing activities	(8.8)	(15.2)	(1.8)	(5.9)	(9.9)

Financing activities:
Credit facilities repayments	(150.2)	(303.4)	(511.3)	(207.4)	(229.4)
Revolver borrowings	-	-	-	-	361.0
Revolver repayments	-	-	-	(18.7)	(18.7)
Debt issuance and other financing costs	(1.9)	(2.8)	(22.1)	-	-
Increase (decrease) in checks not yet presented for payment	0.4	3.7	(3.0)	(14.9)	(3.9)

Net cash provided by (used in) financing activities	(151.7)	(302.5)	(536.4)	(241.0)	109.0

Increase (decrease) in cash and cash equivalents	(25.7)	(77.6)	(466.5)	(126.4)	275.7
Cash and cash equivalents, beginning of period	147.5	199.4	665.9	533.3	131.2
Cash and cash equivalents, end of period	$121.8	$121.8	$199.4	$406.9	$406.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES	Schedule 7a

(unaudited)

EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for net income (loss) prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for anlayzing our underlying business. Adjusted EBITDA of the Successor Company for the three and five months ended June 30, 2010 is determined by adjusting EBITDA to (i) eliminate the fresh start accounting impact on revenue and certain expenses (ii) exclude the impact of cost-uplift recorded under fresh start accounting, (iii) exclude the goodwill and intangible asset impairment charges during the three months ended June 30, 2010 and for (iv) stock-based compensation expense and long-term incentive program. Adjusted EBITDA of the Predecessor Company for the one month ended January 31, 2010 is determined by adjusting EBITDA for (i) reorganization items, net and (ii) stock-based compensation expense and long-term incentive program. Adjusted EBITDA of the Predecessor Company for the three and six months ended June 30, 2009 is determined by adjusting EBITDA for items such as (i) stock-based compensation expense and long-term incentive program, (ii) restricted stock unit expense related to the Business.com Acquisition, (iii) restructuring costs, and (iv) reorganization items, net. Combined adjusted EBITDA for the six months ended June 30, 2010 combines the adjusted EBITDA of the Successor Company for the five months ended June 30, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Amounts in millions	Successor Company	Predecessor Company
	Three Months Ended	Three Months Ended
Reconciliation of net loss - GAAP to EBITDA and Adjusted EBITDA	June 30, 2010	June 30, 2009

Net loss - GAAP	$(769.9)	$(75.5)
Less tax benefit	(157.0)	(12.9)
Plus interest expense, net	73.4	161.5
Plus depreciation and amortization	59.6	142.3
EBITDA	$(793.9)	$215.4

Plus: Impairment charges (2)	769.7	-

Plus: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the three months ended June 30, 2010
absent our adoption of fresh start accounting required under GAAP.	290.9	-

Plus: Cost-uplift on unpublished sales contracts as of February 1, 2010.	3.3	-

Less: Certain deferred expenses for advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the three months ended June 30, 2010 absent
our adoption of fresh start accounting required under GAAP.	(62.3)	-

Plus: Stock-based compensation expense and long-term incentive program	4.3	4.6
Plus: Restricted stock unit expense related to the Business.com acquisition (for the three months ended June 30, 2009 only)	-	0.2
Plus: Restructuring costs (for the three months ended June 30, 2009 only)	-	2.0
Plus: Reorganization items, net (3) (for the three months ended June 30, 2009 only)	-	70.8

Adjusted EBITDA	$212.0	$293.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES		Schedule 7b

(unaudited)

Amounts in millions

	Successor Company
	Five Months Ended
Reconciliation of net income (loss) - GAAP to EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA	June 30, 2010

Successor Company

Net loss - GAAP	$(512.7)
Less tax benefit	(558.6)
Plus interest expense, net	122.4
Plus depreciation and amortization	99.0
EBITDA	$(849.9)

Plus: Impairment charges (2)	769.7

Plus: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the five months ended June 30, 2010
absent our adoption of fresh start accounting required under GAAP.	546.0

Plus: Cost-uplift on unpublished sales contracts as of February 1, 2010.	5.1

Less: Certain deferred expenses for advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the five months ended June 30, 2010 absent
our adoption of fresh start accounting required under GAAP.	(119.2)

Plus: Stock-based compensation expense and long-term incentive program	5.9

Adjusted EBITDA - Successor Company	$357.6

	Predecessor Company
	One Month Ended	Six Months Ended
Predecessor Company	January 31, 2010	June 30, 2009

Net income (loss) - GAAP	$6,920.0	$(476.7)
Plus tax provision	917.5	353.1
Plus interest expense, net	19.7	360.3
Plus depreciation and amortization	20.2	285.2
EBITDA	$7,877.4	$521.9

Plus: Stock-based compensation expense and long-term incentive program	1.1	8.6
Plus: Restricted stock unit expense related to the Business.com acquisition (six months ended June 30, 2009 only)	-	0.4
Plus: Restructuring costs (six months ended June 30, 2009 only)	-	11.1
Reorganization items, net (3)	(7,793.1)	70.8

Adjusted EBITDA - Predecessor Company	$85.4	$612.8

	Six Months Ended
Combined Adjusted EBITDA	June 30, 2010

Adjusted EBITDA - Successor Company	$357.6
Adjusted EBITDA - Predecessor Company	85.4
Combined adjusted EBITDA	$443.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)	Schedule 7c
(unaudited)

Adjusted cash flow from operations, Adjusted free cash flow and Combined Adjusted free cash flow are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for cash flow from operations prepared in conformity with GAAP. In addition, Adjusted cash flow from operations, Adjusted free cash flow and Combined Adjusted free cash flow may not be comparable to similarly titled measures of other companies. Management believes that these adjusted cash flow measures provide investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations. Adjusted cash flow from operations of the Successor Company for the three and five months ended June 30, 2010 and Predecessor Company for the one month ended January 31, 2010 is determined by adjusting cash flow from operations - GAAP for cash reorganization payments.
Adjusted cash flow from operations of the Predecessor Company for the three and six months ended June 30, 2010 is determined by adjusting cash flow from operations - GAAP for (i) cash reorganization payments, (ii) cash restructuring payments and (iii) cash restricted stock unit payments related to the Business.com Acquisition. Adjusted free cash flow is determined by subtracting additions to fixed assets and computer software - GAAP from Adjusted cash flow from operations. Combined Adjusted free cash flow for the six months ended June 30, 2010 combines the Adjusted free cash flow of the Successor Company for the five months ended June 30, 2010 and the Predecessor Company for the one month ended January 31, 2010.
Amounts in millions

Reconciliation of cash flow from operations - GAAP to adjusted free cash flow	Successor Company	Predecessor Company
	Three Months Ended	Three Months Ended
	June 30, 2010	June 30, 2009

Cash flow from operations - GAAP	$134.8	$120.5
Add: Cash reorganization payments	14.2	44.7
Add: Cash restructuring payments (three months ended June 30, 2009 only)	-	4.4
Add: Cash restricted stock unit payments related to the Business.com acquisition (three months ended June 30, 2009 only)	-	0.2
Adjusted cash flow from operations	149.0	169.8
Less: Additions to fixed assets and computer software - GAAP	8.8	5.9
Adjusted free cash flow	$140.2	$163.9

Reconciliation of cash flow from operations - GAAP to adjusted free cash flow and	Successor Company
combined adjusted free cash flow	Five Months Ended
	June 30, 2010
Successor Company

Cash flow from operations - GAAP	$240.1
Add: Cash reorganization payments	23.0
Adjusted cash flow from operations	263.1
Less: Additions to fixed assets and computer software - GAAP	15.2
Adjusted free cash flow - Successor Company	$247.9

	Predecessor Company
Predecessor Company	One Month Ended	Six Months Ended
	January 31, 2010	June 30, 2009
Cash flow from operations - GAAP	$71.7	$176.6
Add: Cash reorganization payments	3.5	47.0
Add: Cash restructuring payments (six months ended June 30, 2009 only)	-	17.8
Add: Cash restricted stock unit payments related to the Business.com acquisition (six months ended June 30, 2009 only)	-	0.4
Adjusted cash flow from operations	75.2	241.8
Less: Additions to fixed assets and computer software - GAAP	1.8	9.9
Adjusted free cash flow - Predecessor Company	$73.4	$231.9

Combined Adjusted Free Cash Flow	Six Months Ended
	June 30, 2010
Adjusted free cash flow - Successor Company	$247.9
Adjusted free cash flow - Predecessor Company	73.4
Combined adjusted free cash flow	$321.3

Reconciliation of debt - GAAP to net debt and net debt - eliminating fair value discount (4) (5)	Successor Company	Predecessor Company
	June 30, 2010	December 31, 2009
Debt - GAAP	$2,975.0	$3,554.7
Less: Cash and cash equivalents	(121.8)	(665.9)
Net debt	2,853.2	2,888.8
Fair value discount	106.4	-
Net debt - eliminating fair value discount	$2,959.6	$2,888.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION	Schedule 7d
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Amounts in billions

Full Year 2010
Outlook

Reconciliation of combined adjusted net revenue outlook to net revenue - GAAP outlook

Combined adjusted net revenue outlook	$1.8
Less: Fresh start accounting revenue adjustments	(1.0)
Net revenue - GAAP outlook	$0.8

Full Year 2010
Outlook
Reconciliation of combined adjusted EBITDA outlook to operating income - GAAP outlook

Combined adjusted EBITDA outlook	$0.79
Less: combined depreciation and amortization	(0.23)
Combined adjusted operating income outlook	0.56

Less: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would
have been recognized during the period absent our adoption of fresh start accounting required under GAAP.	(0.79)

Plus: Certain deferred expenses from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the period absent our adoption of fresh start accounting required under GAAP,
net of deferred cost uplift on unpublished sales contracts as of February 1, 2010.	0.16

Less: Stock-based compensation expense and long-term incentive program	(0.01)
Less: Predecessor Company operating income impact for the month of January 2010	(0.06)
Operating income (loss) - GAAP outlook	$(0.14)

Full Year 2010
Outlook
Reconciliation of combined adjusted free cash flow outlook to free cash flow outlook and cash flow from operations outlook - GAAP

Combined adjusted free cash flow outlook	$0.51
Less: Predecessor Company free cash flow for the month of January 2010	(0.07)
Less: Cash reorganization payments	(0.03)
Free cash flow outlook	0.41
Plus: Additions to fixed assets and computer software	0.04
Cash flow from operations outlook - GAAP	$0.45

DEX ONE CORPORATION					Schedule 8
STATISTICAL MEASURE
CALCULATION OF ADVERTISING SALES PERCENTAGE CHANGE OVER PRIOR YEAR PERIODS
(unaudited)

Amounts in millions, except percentages
	Combined Six Months	Three Months Ended	Combined Three Months	Three Months Ended
	Ended June 30, 2010	June 30, 2010	Ended March 31, 2010	December 31, 2009	September 30, 2009

2010 Advertising sales (6)	$904.8	$448.8	$455.7

2009 Advertising sales disclosed in 2009 Form 10-K and Forms 10-Q	1,120.9	522.8	598.1	$487.8	$419.9

2008 Advertising sales disclosed in 2008 Form 10-K and Forms 10-Q	-	-	-	618.4	503.6

Adjustments primarily related to changes in publication dates	(40.6)	(4.4)	(36.2)	6.3	25.0

2009 Pro forma advertising sales	1,080.3	518.4	$561.9

2008 Pro forma advertising sales				$624.7	$528.6

Pro forma advertising sales percentage change over prior year periods	(16.2%)	(13.4%)	(18.9%)	(21.9%)	(20.6%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

(1) Our advertising revenues are earned primarily from the sale of advertising in yellow pages directories that we publish. Revenue from the sale of such advertising is deferred when a directory is published, net of estimated sales claims, and recognized ratably over the life of a directory, which is typically 12 months. Advertising revenues also include revenues for Internet-based advertising products, including our proprietary local search site DexKnows.com and DexNet. Revenues with respect to our Internet-based advertising products that are sold with print advertising are initially deferred until the service is delivered or fulfilled and recognized ratably over the life of the contract. Revenues with respect to Internet-based services that are not sold with print advertising are recognized as delivered or fulfilled.

(2) Based upon the decline in the trading value of our debt and equity securities during the three months ended June 30, 2010 and the retirement of our Chairman and Chief Executive Officer on May 28, 2010, among others, the Company concluded that there were indicators of impairment during the three months ended June 30, 2010. As a result of identifying indicators of impairment, we performed impairment tests as of June 30, 2010 of our goodwill, definite-lived intangible assets and other long-lived assets in accordance with Accounting Standards Codification ("ASC") 350, Intangibles – Goodwill and Other and ASC 360, Property, Plant and Equipment. The testing results of our definite-lived intangible assets and other long-lived assets resulted in an impairment charge of $17.3 million during the three months ended June 30, 2010 associated with trade names and trademarks, technology, local customer relationships and other from our Business.com reporting unit. The testing results of our goodwill resulted in an impairment charge of $752.3 million during the three months ended June 30, 2010, which as been recorded at each of our reporting units. The Company has excluded the goodwill and intangible asset impairment charges from Adjusted Results for the three months ended June 30, 2010 and Combined Adjusted Results for the six months ended June 30, 2010.

(3) Reorganization items directly associated with the process of reorganizing the business under Chapter 11 of the Bankruptcy Code have been recorded on a separate line item on the unaudited condensed consolidated statements of operations. The Predecessor Company has recorded $7.8 billion of reorganization items during the one month ended January 31, 2010 associated with the gain on reorganization/settlement of liabilities subject to compromise and the impact of fresh start accounting adjustments. The Predecessor Company has recorded $70.8 million of reorganization items during the three and six months ended June 30, 2009 associated with professional fees, the write-off of unamortized deferred financing costs, net premiums/discounts and fair value adjustments due to purchase accounting associated with long-term debt classified as liabilities subject to compromise, and rejected leases. Additionally, liabilities are segregated between liabilities not subject to compromise and liabilities subject to compromise on the unaudited condensed consolidated balance sheet at December 31, 2009. The Predecessor Company's senior notes, senior discount notes and senior subordinated notes have been classified as liabilities subject to compromise at December 31, 2009 and the Predecessor Company's credit facilities have been excluded from liabilities subject to compromise at December 31, 2009.

(4) In conjunction with our adoption of fresh start accounting, an adjustment was established to record our outstanding debt at fair value on the Fresh Start Reporting Date. The Company was required to record our amended and restated credit facilities at a discount as a result of their fair value on the Fresh Start Reporting Date. Therefore, the carrying amount of these debt obligations is lower than the principal amount due at maturity. This fair value adjustment is amortized as an increase to interest expense over the remaining term of the respective debt agreements and does not impact future scheduled interest or principal payments. The unamortized fair value adjustment resulting from fresh start accounting was $106.4 million at June 30, 2010.

(5) Net debt represents total debt less cash and cash equivalents on the respective date. Net debt – eliminating fair value discount eliminates the fair value discount as a result of fresh start accounting described in Note 4 and represents principal amounts due at maturity. Net debt as of December 31, 2009 excludes $6.1 billion of long-term debt classified as liabilities subject to compromise on the audited selected balance sheet data.

(6) Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method. Combined advertising sales for the six months ended June 30, 2010 combines advertising sales of the Successor Company for the five months ended June 30, 2010 and the Predecessor Company for the one month ended January 31, 2010. Combined advertising sales for the three months ended March 31, 2010 combines advertising sales of the Successor Company for the two months ended March 31, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

CONTACT:
Dex One Corporation
Investors – Jamie Andelman, 800-497-6329
Media – Tyler Gronbach, 919-297-1541